Exhibit 99.01

News Release Avi Sharon, Investor Relations 212.756.4077 avi.sharon@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Announces Date and Time Change for Third Quarter 2010 Earnings Conference Call

New York, NY, October 20, 2010 – AllianceBernstein today announced that company management will review third quarter 2010 financial and operating results on Thursday, October 28 during a conference call beginning at 9:00 a.m (EDT). The call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer, and John B. Howard, Chief Financial Officer. AllianceBernstein will release its financial results after the New York Stock Exchange close on Wednesday, October 27.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the scheduled start time. The conference ID# is 16075215.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website at approximately 8:00 a.m (EDT) on October 28, 2010.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call on October 28, 2010 and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 16075215.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At September 30, 2010, AllianceBernstein Holding L.P. owned approximately 36.7% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.0% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

www.alliancebernstein.com

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